UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010

Signature Exploration and Production Corp.
(Exact name of Registrant as specified in its charter)

____________________________________

Delaware	333-382580	59-3733133
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer I.D. No.)
Incorporation or organization)

____________________________________

3200 Southwest Freeway, Ste 3300
Houston, Texas 77027
Phone: (888) 895-3594
Fax: (888) 800-5918

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________________

NA

(Former name, former address and former fiscal year, if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement

On August 17, 2010, the Company entered into a Convertible Note Agreement (“Note”) for a total of $29,412. The Company received aggregate proceeds of $25,000 reflecting a 15% original issue discount to the Note holder.

The Note is due on August 17, 2011. The note holder may convert any portion of the Note that is outstanding, whether such portion represents principal or interest, into shares of common stock of the Company at a price equal to $0.10. The Notes include an anti-dilution adjustment that may not be adjusted below $0.01.

Simultaneously with the issuance of this Note, the Company issued to the Note holder a 5-year warrant (the “Warrant”) to purchase 294,120 shares of common stock of the Company. The Warrant is exercisable at a price equal to $0.15. The Warrants include an anti-dilution adjustment that may not be adjusted below $0.01.

The note holder will only be allowed to convert shares or exercise warrants or portion thereof to the extent that, at the time of the conversion or exercise, the conversion or exercise will not result in the note holder beneficially owning more than 9.9% of the issued and outstanding common shares of the Company.

The conversion price of all other notes and warrants issued by the Company will be reduced to $0.10 per share, pursuant to the anti-dilution provisions of previously issued notes and warrants. Also, pursuant to the anti-dilution provisions of previously issued warrants, the number of shares of common stock issuable upon exercise of the warrants will increase so that the aggregate exercise price payable, after taking into account the reduction in the exercise price to $0.10 per share, will be equal to the aggregate exercise price of the warrants prior to the adjustment.

The issuance of the Note constitutes an unregistered sale of equity securities. The issuance of the shares was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act since the shares were issued by the Company and did not involve any public offering. The share recipient are closely related to and well known by the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)	The information included under Item 1.01 with respect to the issuance of the Convertible Note Agreement is incorporated under this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

(a)	The information contained in Item 1.01 of this Current Report regarding the issuance of convertible promissory notes is incorporated by this reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed as part of this current report.

Exhibit 10.1 Convertible Promissory Note
Exhibit 10.2 Common Stock Purchase Warrant

SIGNATURE PAGE

          Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature Exploration and Production Corp.

Dated: August 23, 2010	By:	/s/ Steven Weldon

Steven Weldon
Chief Executive Officer and Director